Exhibit 23.1

INDEPENDENT AUDITORS’ CONSENT

The Board of Directors
ZooLink Corporation

We consent to the incorporation by reference in this Registration Statement of ZooLink Corporation on Form S-8 of our report dated September 6, 2002 (except for Note 15, which is as of October 16, 2002), appearing in the Information Statement on Schedule 14C of ZooLink Corporation and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

Deloitte & Touche LLP

/s/Deloitte & Touche LLP

Vancouver, Canada

March 14, 2003